UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2006

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2006, the Compensation Committee of our Board of Directors, approved the fiscal 2006 base salary for our Chief Executive Officer, Kathleen Mason, at $650,000 effective April 1, 2006.

Additionally, the Compensation Committee approved the 2006 bonus formula for Ms. Mason requiring continued improvement in earnings per share in 2006 over the prior year. The bonus is earned based on the period beginning January 1, 2006 through December 31, 2006. The bonus is based on our audited financials and is paid during 2007. The Compensation Committee, in its own judgment, has the discretion to adjust the formula, or provide for a discretionary payment, for abnormal events that are deemed beyond the control of the Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: March 13, 2006	By:	/s/ LOREN K. JENSEN
Loren K. Jensen
Executive Vice President and Chief
Financial Officer